UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 28, 2020

Commission File Number:  000-55838

Wrap Technologies, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
98-0551945
(IRS Employer Identification No.)

1817 W 4th Street, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.0001 per share
Trading Symbol(s)
WRTC
Name of exchange on which registered
Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2020, Wrap Technologies, Inc. (the "Company") entered into a consulting agreement (the "Agreement"), effective April 1, 2020, with V3 Capital Partners, LLC ("V3"), pursuant to which V3 will provide consulting and strategic advisory services to the Company, including investor, shareholder and marketing services with a strategic focus on the Company's market capitalization, business development assistance and expertise and other services as described in the Agreement. Scot Cohen, Chair of the Company's Board of Directors (the "Board"), is the sole managing member of V3, and will personally, along with other V3 staff, provide the services to the Company under the terms and conditions of the Agreement. As a result of Mr. Cohen's ownership and active role in V3, the Agreement constitutes a "related party transaction" as defined by Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

In consideration for the consulting and strategic advisory services provided to the Company, V3 will be paid a monthly consulting fee of $10,000, in addition to reimbursement of any reasonably-related expenses incurred on behalf of the Company. Further, in the event the Company consummates a financing transaction resulting in gross proceeds to the Company, or consummates a related transaction, in either case valued at $10.0 million or greater, and the efforts of V3 are a material factor in consummating such transaction ("Qualified Financing"), which value shall be determined by the Board in its reasonable discretion, V3 shall be entitled to a cash bonus of $175,000. The Agreement may be terminated by the Company at any time for any reason upon five days' prior written notice to V3.

Because of the related party nature of the Agreement, the Company's Audit Committee, approved the Agreement and recommended it for approval by the Board's independent directors. As part of its approval of the Agreement, the Board considered the value of such consulting and strategic advisory services provided by other various third parties, including the cost to the Company of acquiring such services, in comparison to the particular value that would be added by the unique business expertise of Mr. Cohen and V3.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

Exhibit No.	Description
EX-10.1	Consulting Agreement by and between the Company and V3, effective April 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wrap Technologies, Inc.

Date:   May 29, 2020
By:	/s/ David Norris

Name: David Norris
Title: Chief Executive Officer